Exhibit 99.4
News Release

Investor Contact:	Media Contact:
Ed Wilhelm	Anne Roman
(734) 477-4245	(734) 477-1392
Borders Group Reports Q3 2008 Results; Debt Reduced by Over $273 Million from Prior Year and Year-to-Date Cash Flow from Operations Improved by $110 Million Over 2007
ANN ARBOR, Mich., Nov. 25, 2008—Borders Group, Inc. (NYSE: BGP) today reported results for the third quarter, ended Nov. 1, 2008. On an operating basis, the consolidated loss from continuing operations for the third quarter was essentially flat with the same period a year ago at $39.0 million or $0.64 per share, compared to $38.4 million or $0.65 per share in the third quarter of 2007. On a GAAP basis, the company reported a consolidated third quarter loss from continuing operations of $172.2 million or $2.85 per share compared to a year ago when it recorded a GAAP loss of $40.0 million or $0.68 per share from continuing operations. The GAAP basis loss includes non-cash, non-operating charges totaling $133.2 million in the third quarter, consisting primarily of deferred tax and fixed asset impairments. Comparable store sales for Borders superstores decreased by 12.8% in the third quarter, and with music excluded, declined by 10.6%. Same-store sales at Waldenbooks decreased by 7.7% for the period.
“Borders has successfully reduced debt, improved operating cash flow, lowered expenses, improved gross margin—excluding occupancy—and improved inventory productivity during a time of extreme economic challenge,” said Borders Group Chief Executive Officer George Jones. “We stated at the beginning of this year that strengthening our balance sheet is our top priority and we are delivering results. We’ll remain keenly focused on these critical initiatives, and in addition, will increase our efforts to drive further gross margin improvement. All of the changes we are making will position Borders Group to compete more effectively.”
Debt, including the prior-year debt of discontinued operations, was reduced from a year ago by 34.2% or $273.1 million at the end of the third quarter to $525.4 million. This compares to debt of $798.5 million at the end of the third quarter last year. The debt reduction year-over-year was driven primarily by improved management of inventory, lower capital expenditures and proceeds from the previously announced sale of the company’s Australia/New Zealand/Singapore businesses, which took place in the second quarter of this year.
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Borders Group Q3 2008—2
Operating cash flow from continuing operations improved by $110.0 million, as the company recorded fiscal year-to-date cash flow of $9.4 million compared to cash use of $100.6 million for the same period in 2007. Borders Group reduced inventory by $304.2 million at cost—or 19.5%—at the end of the third quarter compared to the end of the third quarter a year ago.
Management is now on-track to reduce fiscal 2009 operating expenses by $140 million compared to its previous target of $120 million. As a result, the company expects to save $70 million this year versus its original $60 million target for 2008. Beyond these operating expense improvements, the company believes there is additional opportunity to improve its realized gross margin through a more effective use of promotions and discounts. Early initiatives enabled the company to generate gross margin rate improvement—excluding occupancy—of 30 basis points in the third quarter and the company believes there is substantial room for further improvement.
Strategic Alternatives Update
Management provided an update to its previously disclosed strategic alternatives process, which included the exploration of a wide range of options, among them the sale of the company and/or certain divisions, including Paperchase Products Ltd. With respect to the sale of the company, management is no longer contemplating a transaction. Regarding Paperchase, as previously disclosed, Borders Group retains its right to exercise its “put” option to sell its Paperchase business to Pershing Square Capital Management for $65 million and is also in discussions with Pershing Square regarding an alternative financing transaction. No assurance can be given as to whether an alternative financing transaction will be entered into or consummated.
Additional Consolidated Q3 Results
All earnings and loss figures presented throughout this news release are provided on a continuing operations basis, unless otherwise noted.
Borders Group achieved third quarter consolidated sales of $682.1 million, a decrease of 10.0% over 2007. Consolidated gross margin as a percent of sales on an operating basis decreased by 1.4% from 22.2% to 20.8% in the third quarter as the negative impact of de-leveraging occupancy costs more than offset the gross margin benefit of a favorable sales mix and lower shrink. Excluding occupancy, third-quarter consolidated gross margin increased by 30 basis points compared to the prior year. On a GAAP basis consolidated gross margin as a percent of sales decreased by 0.6% from 22.1% to 21.5% in the third quarter.
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Borders Group Q3 2008—3
On an operating basis, SG&A as a percent of sales in the third quarter decreased 0.1% from 28.7% in the same period last year to 28.6% resulting from de-leveraging caused by negative sales trends that were offset by the benefit of expense reductions. The expense reduction initiatives helped reduce SG&A dollar expenses by $22.3 million in the third quarter compared to the prior year. On a GAAP basis SG&A as a percentage of sales increased 1.3% from 28.7% to 30.0%.
Non-Operating Adjustments
GAAP consolidated net loss and loss per share figures reported in this release include the impact of non-operating adjustments, which in the third quarter totaled a net after-tax charge of $133.2 million. The net after-tax charge is comprised of deferred tax asset impairments of $107.0 million, store asset impairments of $31.1 million, as well as other items totaling $12.6 million, including severance costs, store closure and relocation costs, professional fees related to the strategic alternatives process, an adjustment to the U.K. lease guarantee liability and amortization of debt issuance costs. These costs were offset by income related to the fair market value adjustment of the warrant liability and a related tax benefit of $12.7 million as well as income received from a landlord lease termination of $4.8 million after tax.
Domestic Borders Superstores
Total third quarter sales at domestic Borders superstores were $548.4 million, a decrease of 10.9% over the same period in 2007. As stated, comparable store sales decreased by 12.8% for the period compared to last year, a result significantly impacted by a steep decline in customer traffic that was most pronounced in the months of September and October. Excluding the music category, same-store sales declined by 10.6% for the third quarter compared to one year ago.
Sales through Borders.com in the third quarter totaled $11.9 million, which is below management expectations due to the challenging sales environment. As a result, Borders Group does not expect Borders.com to break even this year as previously stated.
On an operating basis, Borders superstores reported an operating loss of $37.8 million in the third quarter compared to an operating loss of $30.8 million in the same period a year ago. The loss resulted primarily from negative same-store sales, which were partially offset by expense reductions. On a GAAP basis, Borders superstores reported an operating loss of $80.3 million in the third quarter compared to an operating loss of $31.9 million in the same period a year ago.
The company opened two new Borders superstores in the U.S. during the period and ended the third quarter with a total of 519 domestic superstore locations.
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Borders Group Q3 2008—4
Waldenbooks Specialty Retail
Comparable store sales decreased within the Waldenbooks Specialty Retail segment by 7.7% in the third quarter. Total sales in the segment were down by 16.6% in the third quarter to $91.5 million, as the number of stores was reduced from 521 at the close of the third quarter 2007 to 467 at the end of the third quarter this year.
Company expense reduction initiatives and better gross margin performance drove an improvement in the third quarter operating loss for the Waldenbooks Specialty Retail segment. On an operating basis, the operating loss was $13.2 million in the third quarter this year compared to $19.4 million in the third quarter last year. On a GAAP basis, the operating loss for the Waldenbooks Specialty Retail segment was $17.7 million in the third quarter this year compared to $20.5 million in the third quarter last year.
International
In the third quarter, sales within the International segment (which consists primarily of Paperchase) totaled $30.3 million, which is down 6.2% compared to the same period a year ago. Excluding the impact of foreign currency translation, sales would have increased by 2.7%. On an operating basis, the segment generated an operating loss of $1.6 million in the third quarter this year compared to operating income of $1.8 million in the third quarter last year. On a GAAP basis, the segment generated an operating loss of $1.8 million in the third quarter this year compared to operating income of $1.8 million in the third quarter last year.
Next Financial Release
Borders Group plans to issue holiday sales results in mid-January. Fourth quarter 2008 results will be issued March 19 after market close with a conference call for investors the following day, March 20, at 8 a.m.
About Borders Group
Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP), is a leading retailer of books, music and movies with more than 28,000 employees. Through its subsidiaries, the company operates more than 1,100 stores worldwide primarily under the Borders® and Waldenbooks® brand names and recently launched Borders.com for online shopping.  For more information, visit www.borders.com/aboutus.
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Borders Group Q3 2008—5
Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projects,” “expect,” “estimated,” “look toward,” “going forward,” “continue,” “maintain,” “planning,” “returning,” “guidance,” “goal,” “will,” “may,” “intend,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial performance (including earnings per share, gross margins and inventory turns, liquidity, same-store sales, cost reduction initiatives, and anticipated capital expenditures and depreciation and amortization amounts) and its cost reduction initiatives and the benefits thereof. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.
These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital—including vendor credit—to fund the company’s operations and to carry out its strategic plans and the performance of the company’s information technology systems and the development of improvements to the systems necessary to implement the company’s strategic plan.
The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.
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Borders Group, Inc. Financial Statements
(amounts in millions, except per share amounts)
Unaudited
Sales and Earnings Summary

	Quarter Ended November 1, 2008 (1)			Quarter Ended November 3, 2007 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Domestic Borders Superstores	$548.4	$—	$548.4	$615.8	$—	$615.8
Borders.com	11.9	—	11.9	—	—	—
Waldenbooks Specialty Retail	91.5	—	91.5	109.7	—	109.7
International	30.3	—	30.3	32.3	—	32.3

Total sales	682.1	—	682.1	757.8	—	757.8
Other revenue	11.3	—	11.3	7.4	—	7.4

Total revenue	693.4	—	693.4	765.2	—	765.2
Cost of goods sold, including occupancy costs	551.1	(4.5)	546.6	597.3	1.2	598.5

Gross margin	142.3	4.5	146.8	167.9	(1.2)	166.7
Selling, general and administrative expenses	195.2	9.4	204.6	217.5	(0.2)	217.3
Pre-opening expense	0.3	—	0.3	1.3	—	1.3
Asset impairments and other writedowns	—	50.1	50.1	—	1.4	1.4

Operating loss	(53.2)	(55.0)	(108.2)	(50.9)	(2.4)	(53.3)
Interest expense	8.8	(7.7)	1.1	12.2	—	12.2

Loss before income taxes	(62.0)	(47.3)	(109.3)	(63.1)	(2.4)	(65.5)
Income taxes (benefit)	(23.0)	85.9	62.9	(24.7)	(0.8)	(25.5)

Loss from continuing operations	$(39.0)	$(133.2)	$(172.2)	$(38.4)	$(1.6)	$(40.0)

Loss from operations of discontinued operations (net of tax)	—	—	—	(3.6)	—	(3.6)
Loss from disposal of discontinued operations (net of tax)	—	(3.2)	(3.2)	—	(117.5)	(117.5)

Loss from discontinued operations (net of tax)	—	(3.2)	(3.2)	(3.6)	(117.5)	(121.1)

Net loss	$(39.0)	$(136.4)	$(175.4)	$(42.0)	$(119.1)	$(161.1)

Basic EPS from continuing operations	$(0.64)	$(2.21)	$(2.85)	$(0.65)	$(0.03)	$(0.68)
Basic EPS from discontinued operations	$—	$(0.05)	$(0.05)	$(0.06)	$(2.00)	$(2.06)
Basic EPS including discontinued operations	$(0.64)	$(2.26)	$(2.90)	$(0.71)	$(2.03)	$(2.74)
Basic weighted avg. common shares	60.5	60.5	60.5	58.8	58.8	58.8

Comparable Store Sales
Domestic Borders Superstores	(12.8%)			1.1%
Waldenbooks Specialty Retail	(7.7%)			3.6%
Sales and Earnings Summary (As Percentage of Total Sales)

	Quarter Ended November 1, 2008 (1)			Quarter Ended November 3, 2007 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Domestic Borders Superstores	80.4%	—%	80.4%	81.3%	—%	81.3%
Borders.com	1.7	—	1.7	—	—	—
Waldenbooks Specialty Retail	13.4	—	13.4	14.5	—	14.5
International	4.5	—	4.5	4.2	—	4.2

Total sales	100.0	—	100.0	100.0	—	100.0
Other revenue	1.7	—	1.7	1.0	—	1.0

Total revenue	101.7	—	101.7	101.0	—	101.0
Cost of goods sold, including occupancy costs	80.9	(0.7)	80.2	78.8	0.1	78.9

Gross margin	20.8	0.7	21.5	22.2	(0.1)	22.1
Selling, general and administrative expenses	28.6	1.4	30.0	28.7	—	28.7
Pre-opening expense	—	—	—	0.2	—	0.2
Asset impairments and other writedowns	—	7.3	7.3	—	0.2	0.2

Operating loss	(7.8)	(8.0)	(15.8)	(6.7)	(0.3)	(7.0)
Interest expense	1.3	(1.1)	0.2	1.6	—	1.6

Loss before income taxes	(9.1)	(6.9)	(16.0)	(8.3)	(0.3)	(8.6)
Income taxes	(3.4)	12.6	9.2	(3.3)	(0.1)	(3.4)

Loss from continuing operations	(5.7)%	(19.5)%	(25.2)%	(5.0)%	(0.2)%	(5.2)%

(1)	The results of Borders Ireland, Books etc., UK Superstores, Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.

(2)	Results from 2008 were impacted by a number of non-operating items, including deferred tax asset impairments, store asset impairments, store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit as well as income received from a landlord lease termination. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3)	Results from 2007 were impacted by a number of non-operating items, including store closure costs and severance costs. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

Borders Group, Inc. Financial Statements
(amounts in millions, except per share amounts)
Unaudited
Sales and Earnings Summary

	Nine Months Ended November 1, 2008 (1)			Nine Months Ended November 3, 2007 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Domestic Borders Superstores	$1,763.6	$—	$1,763.6	$1,889.4	$—	$1,889.4
Borders.com	19.3	—	19.3	—	—	—
Waldenbooks Specialty Retail	284.4	—	284.4	334.5	—	334.5
International	93.5	—	93.5	89.9	—	89.9

Total sales	2,160.8	—	2,160.8	2,313.8	—	2,313.8
Other revenue	26.9	—	26.9	20.5	—	20.5

Total revenue	2,187.7	—	2,187.7	2,334.3	—	2,334.3
Cost of goods sold, including occupancy costs	1,694.2	(3.0)	1,691.2	1,783.9	6.4	1,790.3

Gross margin	493.5	3.0	496.5	550.4	(6.4)	544.0
Selling, general and administrative expenses	598.4	21.8	620.2	643.5	8.1	651.6
Pre-opening expense	2.4	—	2.4	3.8	—	3.8
Asset impairments and other writedowns	—	50.1	50.1	—	2.6	2.6

Operating loss	(107.3)	(68.9)	(176.2)	(96.9)	(17.1)	(114.0)
Interest expense	23.7	(16.5)	7.2	32.7	—	32.7

Loss before income taxes	(131.0)	(52.4)	(183.4)	(129.6)	(17.1)	(146.7)
Income taxes (benefit)	(51.0)	81.2	30.2	(54.1)	(4.6)	(58.7)

Loss from continuing operations	$(80.0)	$(133.6)	$(213.6)	$(75.5)	$(12.5)	$(88.0)

Loss from operations of discontinued operations (net of tax)	(1.7)	—	(1.7)	(11.7)	(1.6)	(13.3)
Loss on disposal of discontinued operations (net of tax)	—	(1.0)	(1.0)	—	(120.8)	(120.8)

Loss from discontinued operations (net of tax)	(1.7)	(1.0)	(2.7)	(11.7)	(122.4)	(134.1)

Net loss	$(81.7)	$(134.6)	$(216.3)	$(87.2)	$(134.9)	$(222.1)

Basic EPS from continuing operations	$(1.33)	$(2.22)	$(3.55)	$(1.29)	$(0.21)	$(1.50)
Basic EPS from discontinued operations	$(0.02)	$(0.02)	$(0.04)	$(0.20)	$(2.08)	$(2.28)
Basic EPS including discontinued operations	$(1.35)	$(2.24)	$(3.59)	$(1.49)	$(2.29)	$(3.78)
Basic weighted avg. common shares	60.2	60.2	60.2	58.7	58.7	58.7

Comparable Store Sales
Domestic Borders Superstores	(8.6%)			1.3%
Waldenbooks Specialty Retail	(5.2%)			3.0%
Sales and Earnings Summary (As Percentage of Total Sales)

	Nine Months Ended November 1, 2008 (1)			Nine Months Ended November 3, 2007 (1)
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (2)	(2)	Basis	Basis (3)	(3)	Basis

Domestic Borders Superstores	81.6%	—%	81.6%	81.7%	—%	81.7%
Borders.com	0.9	—	0.9	—	—	—
Waldenbooks Specialty Retail	13.2	—	13.2	14.4	—	14.4
International	4.3	—	4.3	3.9	—	3.9

Total sales	100.0	—	100.0	100.0	—	100.0
Other revenue	1.2	—	1.2	0.9	—	0.9

Total revenue	101.2	—	101.2	100.9	—	100.9
Cost of goods sold, including occupancy costs	78.3	(0.1)	78.2	77.1	0.3	77.4

Gross margin	22.9	0.1	23.0	23.8	(0.3)	23.5
Selling, general and administrative expenses	27.7	1.0	28.7	27.8	0.4	28.2
Pre-opening expense	0.2	—	0.2	0.2	—	0.2
Asset impairments and other writedowns	—	2.3	2.3	—	—	—

Operating loss	(5.0)	(3.2)	(8.2)	(4.2)	(0.7)	(4.9)
Interest expense	1.1	(0.8)	0.3	1.4	—	1.4

Loss before income taxes	(6.1)	(2.4)	(8.5)	(5.6)	(0.7)	(6.3)
Income taxes	(2.4)	3.8	1.4	(2.3)	(0.2)	(2.5)

Loss from continuing operations	(3.7)%	(6.2)%	(9.9)%	(3.3)%	(0.5)%	(3.8)%

(1)	The results of Borders Ireland Limited, Books etc., U.K. Superstores, Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.

(2)	Results from 2008 were impacted by a number of non-operating items, including deferred tax asset impairments, store asset impairments, store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit as well as income received from a landlord lease termination. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3)	Results from 2007 were impacted by a number of non-operating items, including store closure costs and severance costs. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

Borders Group, Inc. Financial Statements
(dollars in millions)
Unaudited
Condensed Consolidated Balance Sheets

	November 1,	November 3,	February 2,
	2008	2007	2008
Assets
Cash and cash equivalents	$38.4	$61.1	$58.5
Inventory	1,256.5	1,560.7	1,242.0
Other current assets	99.6	109.7	103.5
Current assets of discontinued operations(1)	—	107.7	102.0
Property and equipment, net	521.3	608.6	592.8
Other assets and deferred charges	90.7	121.9	109.8
Goodwill	40.5	40.3	40.5
Noncurrent assets of discontinued operations	—	52.6	53.6

Total assets	$2,047.0	$2,662.6	$2,302.7

Liabilities, Minority Interest and Stockholders’ Equity
Short-term borrowings and current portion of long-term debt	$518.0	$789.5	$548.6
Accounts payable	613.2	744.3	511.9
Other current liabilities	311.5	306.3	349.8
Current liabilities of discontinued operations(2)	—	61.7	57.5
Long-term debt	7.4	5.3	5.4
Other long-term liabilities	353.9	317.4	325.0
Noncurrent liabilities of discontinued operations	—	22.9	25.4

Total liabilities	1,804.0	2,247.4	1,823.6
Minority interest	2.0	2.2	2.2
Total stockholders’ equity	241.0	413.0	476.9

Total liabilities, minority interest and stockholders’ equity	$2,047.0	$2,662.6	$2,302.7

1.	Includes $4.4 and $2.5 million of cash and cash equivalents as of November 3, 2007 and February 2, 2008, respectively.

2.	Includes $3.7 million of short-term borrowings as of November 3, 2007.
Certain reclassifications have been made to conform to current year presentation.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	November 1,	November 3,
	2008	2007
CASH PROVIDED BY (USED FOR):
OPERATIONS
Loss from continuing operations	$(213.6)	$(88.0)
Adjustments to reconcile loss from continuing operations to operating cash flows:
Depreciation	82.4	74.2
Change in other long-term assets, liabilities and deferred charges	32.8	6.6
Asset impairments and other writedowns	48.4	—
(Increase) in inventories	(19.4)	(266.2)
Increase in accounts payable	103.5	172.9
Cash used for other current assets and other current liabilities	(24.7)	(0.1)

Net cash provided by (used for) operating activities of continuing operations	9.4	(100.6)
INVESTING
Capital expenditures	(72.0)	(104.7)
Proceeds from the sale of discontinued operations	94.5	20.4

Net cash provided by (used for) investing activities of continuing operations	22.5	(84.3)
FINANCING
Net (repayment of) funding from debt and financing obligations	(28.6)	285.0
Issuance and repurchase of common stock	5.3	6.6
Net funding from (repayment of) long-term debt	0.8	(0.2)
Cash dividends paid	(6.5)	(19.4)

Net cash (used for) financing activities of continuing operations	(29.0)	272.0
Effect of exchange rates on cash and equivalents	—	0.1
Net cash used for discontinued operations	(23.0)	(123.7)

NET DECREASE IN CASH AND EQUIVALENTS	(20.1)	(36.5)

Cash and equivalents at beginning of year	58.5	97.6

Cash and equivalents at end of period	$38.4	$61.1

Borders Group, Inc. Financial Statements
Unaudited
Store Activity Summary

	Quarter Ended		Nine Months Ended		Year Ended
	November 1,	November 3,	November 1,	November 3,	February 2,
	2008	2007	2008	2007	2008
Domestic Borders Superstores
Beginning number of stores	518	506	509	499	499
Openings	2	4	11	12	18
Closings	(1)	—	(1)	(1)	(8)

Ending number of stores	519	510	519	510	509

Ending square footage (in millions)	12.8	12.6	12.8	12.6	12.6

Waldenbooks Specialty Retail Stores (1)
Beginning number of stores	468	532	490	564	564
Openings - Airport Stores	5	1	5	1	1
Closings	(6)	(12)	(28)	(44)	(75)

Ending number of stores	467	521	467	521	490

Ending square footage (in millions)	1.8	2.0	1.8	2.0	1.9

(1)	Includes all small format stores in malls, airports and outlet malls.

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)
Unaudited

	Quarter Ended November 1, 2008			Quarter Ended November 3, 2007
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis
Domestic Borders Superstores
Superstores sales	$548.4	$—	$548.4	$615.8	$—	$615.8
Borders.com sales	11.9	—	11.9	—	—	—

Total sales	$560.3	$—	$560.3	$615.8	$—	$615.8
Depreciation expense	23.8	—	23.8	22.5	(0.3)	22.2
Operating loss	(37.8)	(42.5)	(80.3)	(30.8)	(1.1)	(31.9)

Waldenbooks Specialty Retail
Sales	$91.5	$—	$91.5	$109.7	$—	$109.7
Depreciation expense	2.3	—	2.3	2.2	—	2.2
Operating loss	(13.2)	(4.5)	(17.7)	(19.4)	(1.1)	(20.5)

International (3)
Sales	$30.3	$—	$30.3	$32.3	$—	$32.3
Depreciation expense	1.6	—	1.6	1.3	—	1.3
Operating loss	(1.6)	(0.2)	(1.8)	1.8	—	1.8

Corporate (4)
Operating loss	$(0.6)	$(7.8)	$(8.4)	$(2.5)	$(0.2)	$(2.7)

Consolidated (3)
Sales	$682.1	$—	$682.1	$757.8	$—	$757.8
Depreciation expense	27.7	—	27.7	26.0	(0.3)	25.7
Operating loss	(53.2)	(55.0)	(108.2)	(50.9)	(2.4)	(53.3)

	Nine Months Ended November 1, 2008			Nine Months Ended November 3, 2007
	Operating	Adjustments	GAAP	Operating	Adjustments	GAAP
	Basis (1)	(1)	Basis	Basis (2)	(2)	Basis
Domestic Borders Superstores
Superstore sales	$1,763.6	$—	$1,763.6	$1,889.4	$—	$1,889.4
Borders.com sales	19.3	—	19.3	—	—	—

Total sales	$1,782.9	$—	$1,782.9	$1,889.4	$—	$1,889.4
Depreciation expense	70.9	—	70.9	65.6	0.2	65.8
Operating loss	(68.8)	(49.2)	(118.0)	(45.2)	(11.6)	(56.8)

Waldenbooks Specialty Retail
Sales	$284.4	$—	$284.4	$334.5	$—	$334.5
Depreciation expense	6.9	—	6.9	4.8	—	4.8
Operating loss	(32.7)	(6.3)	(39.0)	(43.8)	(3.1)	(46.9)

International (3)
Sales	$93.5	$—	$93.5	$89.9	$—	$89.9
Depreciation expense	4.6	—	4.6	3.6	—	3.6
Operating loss	(1.5)	(0.3)	(1.8)	0.7	—	0.7

Corporate (4)
Operating loss	$(4.3)	$(13.1)	$(17.4)	$(8.6)	$(2.4)	$(11.0)

Consolidated (3)
Sales	$2,160.8	$—	$2,160.8	$2,313.8	$—	$2,313.8
Depreciation expense	82.4	—	82.4	74.0	0.2	74.2
Operating loss	(107.3)	(68.9)	(176.2)	(96.9)	(17.1)	(114.0)

(1)	Results from 2008 were impacted by a number of non-operating items, including deferred tax asset impairments, store asset impairments, store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit as well as income received from a landlord lease termination. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(2)	Results from 2007 were impacted by a number of non-operating items, including store closure costs and severance costs. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

(3)	Excludes the results of discontinued operations (Borders Ireland, Books etc., UK Superstores, Borders Australia, Borders New Zealand and Borders Singapore).

(4)	The Corporate segment includes various corporate governance costs and corporate incentive costs.